UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2009
Asyst Technologies, Inc.
(Exact Name of Registrant, as Specified in Charter)

California	000-22430	94-2942251
(State or Other	(Commission File	(IRS Employer
Jurisdiction	Number)	Identification Number)
of Incorporation)

46897 Bayside Parkway,
Fremont, California		94538
(Address of Principal		(Zip Code)
Executive Offices)
Registrant’s telephone number, including area code: (510) 661-5000

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership
On April 20, 2009, Asyst Technologies, Inc. (the “Company”) filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”). The case number assigned to the Company is 09-43246. The Company plans to continue to operate it business and manage its properties as a “debtor in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.
The Company’s Japanese subsidiaries, Asyst Technologies Japan Holdings Company, Inc. and Asyst Technologies Japan, Inc., earlier on April 20, 2009, entered into related voluntary proceedings under Japan’s Corporate Reorganization Law (Kaisha Kosei Ho).
On April 20, 2009, the Company issued a press release regarding these proceedings, a copy of which is attached as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The proceedings in the U.S. and Japan described in Item 1.03 constitute events of default that automatically accelerated the Company’s outstanding obligations (approximately $74.9 million as of April 20, 2009) under the Credit Agreement dated July 27, 2007, among the Company and its subsidiaries Asyst Technologies Japan Holdings Company, Inc. and Asyst Technologies Japan, Inc., as borrowers, and KeyBank, as administrative agent, and the other lenders that are parties to the Credit Agreement.
The proceedings also automatically accelerated the Company’s obligations under lines of credit from Japanese banks previously available to our subsidiaries in Japan. The proceedings also constituted an event of default under the lease dated November 29, 2005, between JER Bayside and the Company for our headquarters facility in Fremont, California, which default entitles the landlord to exercise various remedies set forth in the lease, subject, however, to the effect on those remedies of the bankruptcy proceedings .
The information set forth or incorporated in Item 1.03 is also incorporated by reference in this Item 2.04.
Item 3.01 Notice of Delisting; Failure to Satisfy a Rule or Standard; Transfer of Listing.
On April 21, 2009, the Company received notice of a determination of the staff of the NASDAQ Listing Qualifications Department, in accordance with Nasdaq Marketplace Rules 5100, 5110(b), and IM-5100-1, to:
•	delist the Company’s common shares (trading symbol: ASYT),

•	suspend trading in the Company’s common stock at the opening of business on April 30, 2009, and

•	file a Form 25-NSE with the Securities and Exchange Commission removing the Company’s common stock from listing and registration on The Nasdaq Stock Market.
The NASDAQ Staff provided the following reasons for the delisting: the bankruptcy filing announced by the Company and the associated public interest concerns raised by it; concerns regarding the residual equity interest of the existing listed securities holders; and concerns about the Company’s ability to sustain compliance with all requirements for continued listing on The Nasdaq Stock Market.
The Company does not intend to request a hearing with the Nasdaq Listing Qualifications Panel to appeal the proposed delisting.
A copy of the Company’s press release announcing the receipt of the delisting notification is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits:
          99.1    Press release titled “Asyst Technologies to File Voluntary Chapter 11 Petition, Related Filings in Japan”
          99.2    Press release titled “Asyst Technologies Receives Delisting Notice from NASDAQ”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASYST TECHNOLOGIES, INC.
Date: April 24, 2009	By:	/s/ Steve Debenham
Steve Debenham
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX
99.1   Press release titled “Asyst Technologies to File Voluntary Chapter 11 Petition, Related Filings in Japan”
99.2   Press release titled “Asyst Technologies Receives Delisting Notice from NASDAQ”

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